UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2019

AURA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17249	95-4106894
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10541 Ashdale St.

Stanton, CA 90680

(Address of principal executive offices)

(310) 643-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Director Removal

On July 8, 2019, the Delaware Court of Chancery issued an order affirming the validity of the prior removal of Ronald Buschur, Si Ryong Yu and William Anderson from the Board of Directors of Aura Systems, Inc. (“Aura” or the “Company”) by stockholders of the Company. More than 27.5 million shares (constituting more than 50% of the outstanding shares of the Company’s common stock entitled to vote in the election of members of Aura’s board of directors) acted by written consent to remove Mssrs. Buschur, Yu and Anderson in accordance with Sections 228 and 141(k) of the Delaware General Corporations Law (“DGCL”) and as authorized by Aura’s bylaws.

In April 2019, Aura stockholders filed an action in the Delaware Court of Chancery pursuant to Section 225 of the DGCL seeking affirmation of the removal by stockholders of Ronald Buschur, Si Ryong Yu and William Anderson from the Aura Board of Directors and the election of Ms. Cipora Lavut, Dr. Robert Lempert and Mr. David Mann. Section 228(a) of the DGCL and Section 2.13 of the Company’s bylaws provide that any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without notice, via written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Section 141(k) of the DGCL and Section 3.12 of the Company’s bylaws provide that any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. The Company’s Certificate of Incorporation does not restrict stockholders’ rights to act without a meeting via written consent or otherwise act to remove or appoint directors.

At the time of their removals, Mr. Buschur served as the Chairman of the Board and as a member of the Nominating Committee while Mr. Anderson served as Chairman of the Compensation Committee and member of the Nominating Committee. Mr. Yu did not serve on any committee at the time of his removal.

(c) Appointment of New Executive Officers

On July 1, 2019 the Board of Directors of the Company, appointed Ms. Cipora Lavut to serve as the Company's acting President, Mr. David Mann to serve as the Company’s acting Chief Financial Officer, and Dr. Robert Lempert to serve as the Company’s acting Secretary, effective immediately. Mr. Mann and Dr. Lempert succeed the Company’s acting Chief Financial Officer and Secretary, Melvin Gagerman, as of such date.

Ms. Cipora Lavut, 63, was one of Aura’s original founding members. From 1987 to 2002 Ms. Lavut served on Aura’s Board and as a Senior Vice President. During this period, Ms. Lavut was instrumental to Aura receiving large contracts from the Boeing Company, Litton Industries and the United States Air Force. Ms. Lavut also provided critical investor relations and marketing support during this time. Ms. Lavut left Aura in 2002. At the request of Aura’s then Board of Directors and management, in 2006 Ms. Lavut returned to Aura as Vice President in charge of investors relations and corporate communication. In January 2016, Ms. Lavut left the Company to pursue other business ventures. Ms. Lavut presently provides marketing and business consulting to a variety of retail and service-oriented businesses. Ms. Lavut holds a degree in marketing from California State University, Northridge.

Mr. David Mann, 48, has been Vice President of Marketing for Mann Marketing, a manufacturing and import company, since 1990 and the Vice President of Sales of that company since 2007. From 2000 until 2007, Mr. Mann also served as Vice President of Operations. Mr. Mann has extensive experience dealing with all aspects of marketing and sales, as well as suppliers in both North America and China. Mr. Mann has been an investor in the Aura since 2007 and previously served as a director of the Company from November 28, 2017 (when he was appointed by the then-Board to fill one of the two existing vacancies) until January 11, 2018. Mr. Mann holds a degree in Business Administration from College St. Laurent, Montreal, Canada.

Dr. Robert Lempert, 76, graduated from the University of Pennsylvania and conducted his residency at the Albert Einstein Medical Center in Philadelphia. Dr. Lempert also served as a Captain in the U.S. Army and previously served on the Company’s Board from November 28, 2017 (when he was appointed by the then-Board to fill one of the two existing vacancies) until January 11, 2018. Dr. Lempert has been a significant investor, shareholder and an active advocate of Aura’s technology for more than 20 years.

There is no family relationship between Ms. Lavut, Mr. Mann or Dr. Lempert and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer of the Company. Since the beginning of the Company’s last fiscal year, there are no related party transactions of the kind described in Item 404(a) of Regulation S-K in which Ms. Lavut, Mr. Mann or Dr. Lempert had or will have a direct or indirect material interest.

(d) Director Appointment

On July 8, 2019, the Delaware Court of Chancery issued an order affirming the validity of the prior election of Cipora Lavut, David Mann, and Robert Lempert to Aura’s Board of Directors by the Company’s stockholders. More than 27.5 million shares (constituting more than 50% of the outstanding shares of the Company’s common stock entitled to vote in the election of members of Aura’s board of directors) acted by written consent to elect Ms. Lavut, Mr. Mann and Dr. Lempert in accordance with Sections 228 and 141(k) of the Delaware General Corporations Law (“DGCL”) and as authorized by Aura’s bylaws.

In April 2019, Aura stockholders filed an action in the Delaware Court of Chancery pursuant to Section 225 of the DGCL seeking affirmation of the removal by stockholders of Ronald Buschur, Si Ryong Yu and William Anderson from the Aura Board of Directors and the election of Ms. Lavut, Dr. Lempert and Mr. Mann. Section 228(a) of the DGCL and Section 2.13 of the Company’s bylaws provide that any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without notice, via written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Section 141(k) of the DGCL and Section 3.12 of the Company’s bylaws provide that any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. The Company’s Certificate of Incorporation does not restrict stockholders’ rights to act without a meeting via written consent or otherwise act to remove or appoint directors.

No arrangement or understanding exists between Ms. Lavut, Mr. Mann or Dr. Lempert and any other person pursuant to which Ms. Lavut was selected as a director of the Company. Since the beginning of the Company’s last fiscal year through the present, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Ms. Lavut, Mr. Mann or Dr. Lempert had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

The Board of Directors has determined that Ms. Lavut will serve as Chairman of Aura’s Board of Directors as well as a member of both the Nominating Committee and the Compensation Committee. Mr. Mann will serve as Chairman of the Compensation Committee and a member of both the Nominating and Audit Committees. Dr. Lempert will serve as the Chairman of the Nominating Committee and a member of both the Audit and Compensation Committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2019	By:	/s/ Cipora Lavut
Cipora Lavut
President

3